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                                                                EXHIBIT 10.11(b)

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT is made as of this 1st day of June, 1996, between Envirogen, Inc., a Delaware corporation ("Envirogen"), and Harcharan S. Gill (the "Executive").


                                   Recitals
                                   --------

     The Executive currently serves Envirogen as its President and Chief Executive Officer, without contract. Envirogen and the Executive desire to reduce the terms of the Executive's employment with Envirogen to a written agreement.

                                   Agreement
                                   ---------

     Now, therefore, in good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   EMPLOYMENT.

     A.  Agreement.  Envirogen hereby agrees to employ the Executive, and the
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Executive hereby agrees to serve Envirogen, all on the terms and conditions set forth herein.

     B.  Expiration Date.  The employment of the Executive by Envirogen shall be
         ---------------
for the period commencing on June 1, 1996 and expiring on May 31, 1999 (the "Expiration Date"), unless such employment shall have been extended or sooner terminated as hereinafter set forth. On the Expiration Date, the Agreement shall be renewed automatically for successive terms of one year each unless either party hereto shall have given notice to the other party at least three months prior to the end of the then current Expiration Date that the Agreement shall not be renewed. Upon each such automatic renewal, the Expiration Date shall become the first anniversary of the last Expiration Date then in effect. As used herein, the term "Contract Year" means the twelve-month period beginning June 1 of each year this Agreement is in effect.

2. POSITION AND DUTIES. The Executive shall serve in the capacity or capacities and have the duties of the President and Chief Executive Officer of Envirogen, as such duties are set forth in the bylaws of Envirogen, and shall report to, be accountable to and subject to the supervision of, and shall also have such other powers, duties and responsibilities as may from time to time be prescribed by, the Board of Directors of
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Envirogen, provided that such other duties and responsibilities are not inconsistent with the Executive's position and those duties set forth herein and in the bylaws of Envirogen.

     The Executive shall perform and discharge, faithfully, diligently and to the best of his ability, such duties and responsibilities. The Executive shall not accept a position on the Board of Directors of any company other than Envirogen or a subsidiary thereof without the prior consent of the Board of Directors of Envirogen. The Executive shall devote substantially all his working time and efforts to the business and affairs of Envirogen and its subsidiaries and affiliates.

     The Executive represents to Envirogen that on the date hereof he is not party to any agreement which conflicts with his obligations hereunder and that he will not become party to any such agreement; should this representation prove false at any time, then Envirogen shall have no further obligations hereunder.

3.   COMPENSATION

     A.  Salary.  During the term of his employment hereunder, the Executive
         ------
shall receive a Base Salary at the initial annual rate of $190,000. Such initial Base Salary shall be subject to increase, but not decrease, by the Board of Directors of Envirogen upon prior recommendation of the Executive Compensation and Stock Option Committee thereof. Base Salary shall be payable in substantially equal bi-weekly installments, less any amounts required to be withheld under applicable law. In the event that, during the term hereof, Envirogen shall determine to make salary payments to its executives at intervals other than bi-weekly, Envirogen may adjust the intervals at which it makes payments of Base Salary hereunder to such intervals as are consistent with the intervals at which other executives of Envirogen are then compensated. Except as otherwise provided in this Agreement, the Base Salary shall be pro-rated for any period of service less than a full Contract Year.

     B.  Bonuses; Stock Options.  The Executive will be eligible to receive an
         ----------------------
annual incentive bonus for each fiscal year of Envirogen this agreement is in effect based upon the obtainment of corporate and individual performance goals fixed by the Board of Directors of Envirogen upon the prior recommendation of the Executive Compensation and Stock Option Committee thereof. The Executive will also be eligible to receive grants of stock options under such stock option plans of Envirogen as are in effect from time to time in such amounts, and on such terms, as the committee or committees administering such plans may fix and determine.

     C.  Expenses.  During the term of his employment hereunder, the Executive
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shall be entitled to receive prompt reimbursement

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for all reasonable business expenses incurred by him on behalf of Envirogen (in accordance with the policies and procedures established by the Board of Directors of Envirogen from time to time for Envirogen's senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with requirements for federal income tax deductibility and Envirogen's policies and procedures.

     D.  Fringe Benefits.  During the term of his employment hereunder, the
         ---------------
Executive shall be entitled to participate in or receive such benefits as other executives and key employees of Envirogen are entitled to receive from time to time, including but not limited to life insurance, health and accident plans, retirement programs or other arrangements made generally available by Envirogen to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing herein shall preclude Envirogen, during the term hereof, from amending, modifying or eliminating any such benefits so long as any such changes apply consistently to all executives and key employees of Envirogen.

     E.  Vacations.  During the term of his employment hereunder, the Executive
         ---------
shall be entitled to twenty (20) paid vacation days in each calendar year (less, in 1996, those vacation days taken by the Executive in 1996 prior to the date hereof in respect of 1996 and, in any other year, prorated for any partial calendar year this Agreement is in effect), and shall also be entitled to all paid holidays given by Envirogen to its employees generally. Vacation days allotted in any calendar year and not used in such year shall expire if not used by March 31 of the immediately following calendar year.

4. CONFIDENTIALITY; UNAUTHORIZED DISCLOSURE. During the term hereof and following the Expiration Date, the Executive shall not, without the written consent of the Board of Directors of Envirogen or a person duly authorized thereby, disclose to any person, other than an employee or professional adviser of Envirogen or other person to whom disclosure is in the reasonable judgment of the Executive necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of Envirogen, any information obtained by him while in the employ of Envirogen the disclosure of which he knows or, in the exercise of reasonable care, should know may be damaging to, or otherwise adverse to the interests of, Envirogen; provided, however, that such
                                                  --------  -------
information shall not include any information known generally to the public, known generally within the Envirogen's industry (other than as a result of unauthorized disclosure by the Executive), or provided to the Executive by a source other than Envirogen or its agents (other than in breach of an obligation of confidentiality of that source to Envirogen); and provided, further, that the
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Executive's duties under this

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Section 4 shall not extend to any disclosures that may be required by law in connection with any judicial or administrative proceeding or inquiry.

5.   CONFLICT OF INTEREST.

     A.  Pre-Termination.  During the term of the Executive's employment
         ---------------
hereunder, the Executive shall devote all of his professional time to the furtherance of Envirogen's interests and the Executive shall not directly or indirectly (a) own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business, venture or activity which is engaged, anywhere in (i) the 50 states of the United States, (ii) all of the provinces of Canada, and (iii) any other jurisdiction in which Envirogen derived in excess of $250,000 in revenues during the period this Agreement was in effect, in any business in which Envirogen or any of its subsidiaries or Affiliates (as hereinafter defined) are engaged on such Date of Termination, or (b) recruit or otherwise seek to induce any employees of Envirogen or any of its subsidiaries to terminate their employment or violate any agreement with or duty to Envirogen or any of its subsidiaries or affiliates; provided, however, that the Executive may own, as a
                            --------  -------
passive investor, the lesser of (x) securities of a company which have a fair market value of not more than $50,000, and (y) securities which represent no more than one percent (1%) of the equity of a company, whether or not such company engaged in the same business as Envirogen. As used herein, the term "Affiliate" shall mean any company controlling, controlled by, or under common control with, Envirogen.

     B.  Post-Termination.  In addition to the provisions of Section 4 hereof,
         ----------------
for a period of two (2) years following termination of this Agreement for any reason, the Executive shall not, directly or indirectly, (i) call on, solicit, divert or take away any of the customers, business or patrons of Envirogen, or
(ii) offer employment to, or solicit the employment of, any person employed by Envirogen, with whom or which, in either case, the Executive first became acquainted while in the employ of Envirogen.

6.   TERMINATION.

     A.  Death.  The Executive's employment hereunder shall terminate upon his
         -----
death.

     B.  Incapacity.  If in the reasonable judgment of the Board of Directors of
         ----------
Envirogen, as a result of the Executive's incapacity due to physical or mental illness or otherwise, the

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Executive shall for three consecutive months during the term of this Agreement have been unable to perform satisfactorily all of his duties hereunder on a full-time basis after taking into account such accommodation for any physical or mental illness as may be required by law, Envirogen may terminate the Executive's employment hereunder by notice to the Executive.

     C.  Cause.  Envirogen may terminate the Executive's employment hereunder
         -----
for Cause. For the purposes of this Agreement, Envirogen shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) material failure, refusal or neglect to perform and discharge his duties and responsibilities hereunder, or willful action that is materially inconsistent with the terms hereof, or material breach of his fiduciary duties as an officer or as a director of Envirogen, or (ii) gross misconduct that is injurious to Envirogen, or (iii) unethical business conduct, or (iv) conviction of a felony. Notwithstanding any other provision of this Agreement, Envirogen shall provide written notice to the Executive its intent to terminate for Cause and of the specific Cause for termination. Upon the Executive's receipt of such written notice, he shall have ten (10) business days in which to cure, correct or remedy any stated act or omission constituting Cause. If the Executive cures, corrects or remedies such act or omission within such ten (10) business day period to the full satisfaction of the Board of Directors of Envirogen, there shall be no termination for the stated Cause, and this Agreement shall continue in full force and effect according to its terms.

     D.  Termination by the Executive.  The Executive may terminate his
         ----------------------------
employment hereunder for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (A) any removal of the Executive from the position indicated in Section B of Appendix I hereof, except in connection with termination of the Executive's employment for incapacity or Cause, or (B) a reduction in the Executive's Base Salary below that set forth in Section 3.A. hereof, or (C) any other action by Envirogen that is in material breach of the terms of this Agreement or (D) a decision made in good faith by the Executive within six (6) months following a "Change in Control" that he has been assigned, without his prior written consent, duties or responsibilities inconsistent with his positions, duties, responsibilities and status immediately prior to the Change in Control. As used herein, the term "Change in Control" shall have the meaning set forth in Appendix I hereto.

     E.  Date of Termination; Term of Employment.  The term "Date of
         ---------------------------------------
Termination" shall mean the earlier of (i) the Expiration Date or (ii) if the Executive's employment is terminated (a) by his death, the date of his death, or
(b) for any other reason whether or not specified in this Section 6 or for no reason, the date on which such termination is to be

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effective pursuant to the notice of termination given by the party terminating the employment relationship. For all purposes of this Agreement, references to the "term" of the Executive's employment hereunder shall mean the period commencing on June 1, 1996 and ending on the Date of Termination.

7.   COMPENSATION UPON TERMINATION.

     A.  Death or Incapacity.  Notwithstanding any other provision of this
         -------------------
Agreement, if the Executive's employment shall be terminated by reason of his death or incapacity, Envirogen shall pay or cause to be paid all sums accrued and unpaid to the Date of Termination under Sections 3.A, 3.C, 3.D and 3.E (in respect of accrued and unused vacation). In the event of the Executive's death, unexpired stock options held at his death shall remain exercisable for such period or periods as are set forth in the plan or plans under which they were granted. In the event of termination by reason of incapacity, Envirogen shall continue to pay the Executive the Base Salary as then in effect for the twelve month period following the Date of Termination and shall, during such same twelve month period, continue in effect all medical and life insurance which was maintained by Envirogen for the benefit of the Executive on the Date of Termination.

     B.  Cause or Executive's Termination other than for Good Reason.
         -----------------------------------------------------------
Notwithstanding any other provision of this Agreement, if Envirogen shall terminate the Executive's Employment for Cause, or if this Agreement shall terminate by reason of the Executive's determination not to renew or by reason of the Executive's termination of this Agreement other than for Good Reason, Envirogen shall pay Executive all sums accrued and unpaid to the Date of Termination under Sections 3.A, 3.C, 3.D and 3.E (in respect of accrued and unused vacation) and shall permit the Executive to exercise any stock options vested to the Date of Termination to the extent permitted by the terms of such options. Envirogen shall thereafter have no further obligations to the Executive under this Agreement.

     C.  Good Reason or Other Termination.  If Envirogen shall determine not to
         --------------------------------
renew this Agreement on any Expiration Date or shall terminate the Executive's employment other than pursuant to Paragraph A, B or C of Section 6 hereof or if the Executive shall terminate his employment for Good Reason, then Envirogen shall pay to the Executive all sums accrued under Section 3.A, 3.C, 3.D and 3.E hereof through the Date of Termination. In addition, Envirogen shall pay severance pay to Executive, bi-weekly, at a rate equal to Executive's Base Salary as in effect on the Date of Termination, (A) in the case of termination arising from Envirogen's notice of election not to renew, for a period of twelve months following the Expiration Date; (B) in the case of any other termination by Envirogen other than by reason of paragraphs A, B, or C of Section 6 hereof, for a period of twelve

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months following the Date of Termination; and (C) in the case of termination by the Executive by reason of paragraph D of Section 6 hereof, for a period of twelve months following the Date of Termination. In addition, if this Agreement is terminated by reason of clause (A), (B) or (C) of the preceding sentence, (X) Envirogen shall continue all medical and life insurance benefits maintained by it for the benefit of the Executive on the Date of Termination for a period of twelve months following the Date of Termination, and (Y) all options held by the Executive which would vest in the twelve month period following the Date of Termination shall become exercisable on the Date of Termination. In addition, if this Agreement is terminated by the Executive by reason of clause (D) of paragraph D. Section 6, then, subject to the next sentence, during the period commencing twelve months following the Date of Termination and ending twenty-four months following the Date of Termination, Envirogen shall continue to pay, on a bi-weekly basis, the amounts described in the second preceding sentence and provide the benefits provided in clause (X) of the immediately preceding sentence for so long as, during such period, the Executive is unable to obtain satisfactory full-time employment during such period, provided he continuously and diligently seeks the same. Anything in this paragraph C of this Section 7 to the contrary notwithstanding, in the event this Agreement is terminated by the Executive by reason of clause (D) of paragraph D. of Section 6 and the sum of the aggregate of the salary continuation payments and the value of the accelerated options which would be payable under this paragraph C of the Section 7 would result in the inability of Envirogen to deduct any such amounts so paid from its taxable income for federal income tax purposes by reason of the provisions of Section 280G of the Internal Revenue Code of 1986, as amended, or under any provision successor thereto, and the regulations of the Internal Revenue Service thereunder, then the aggregate of such salary continuation payments and other payments or benefits in the nature of compensation (including the value of accelerated options) shall be reduced by the minimum amount as may be necessary so that all such amounts shall be eligible for deduction by Envirogen from its taxable income for federal income tax purposes. The payments provided for in this paragraph under the circumstances set forth in this paragraph shall constitute the sole obligation of Envirogen to the Executive for any termination of Employment referred to in this paragraph.

8. BINDING AGREEMENT. This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement shall inure to the benefit of Envirogen and its corporate successors and permitted assigns; provided that Envirogen may not assign its rights or obligations hereunder without the prior consent of the Executive. This Agreement and the provisions of Appendix I hereto represent the

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sole agreements between Envirogen and the Executive relating to the Executive's employment by Envirogen and supersede all prior agreements and communications, oral and written to the extent that they relate to any terms and conditions of the Executive's proposed employment with Envirogen. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is approved by the Board of Directors and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

9. EFFECTIVE DATE AND EFFECTIVENESS. This Agreement shall take effect as of the date hereof.

10. NOTICES. For all purposes of this Agreement, notices and all other communications to either party hereunder provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed, in the case of Envirogen, to the Chairman of the Board of Directors of Envirogen at the principal place of business of Envirogen, or in the case of the Executive, to the Executive at his principal residence address as on file with Envirogen at the time such notice is given; or to such other address as either party shall designate by giving like notice of such change to the other party.

11. ARBITRATION; INJUNCTION. Subject to the provisions of the last sentence of this Section 11, any disputes or controversies arising with respect to the provisions or operation of this Agreement shall be settled by binding arbitration by a single arbitrator in Philadelphia, Pennsylvania, under the commercial arbitration rules of the American Arbitration Association then in effect. Judgment on the award may be entered in any court of competent jurisdiction. In the event that the Executive is the prevailing party in any such proceeding, Envirogen shall pay the reasonable fees of the Executive's counsel. Anything in the foregoing to the contrary notwithstanding, the Executive acknowledges and agrees that, because Envirogen's legal remedies would be inadequate in the event of a breach of, or other failure to perform, any of the covenants and agreements set forth in Sections 4 and 5 hereof by the Executive, Envirogen may, in addition to obtaining any other remedy or relief available to it under this Section 11 (including without limitation damages at law), enforce the provisions of said Sections 4 and 5 by injunction and other equitable relief in any court of competent jurisdiction.

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12.  INDEMNIFICATION; INSURANCE.  Envirogen shall indemnify the Executive to the extent set forth in the By-Laws of Envirogen as in effect from time to time. Envirogen shall use its best efforts to maintain a level of directors and officers liability insurance equivalent to that in effect on the date hereof.

13. MISCELLANEOUS. Executive acknowledges that amounts which become payable hereunder will be subject to withholding to the extent provided in the Internal Revenue Code of 1986 and analogous provisions of state and local law. The validity, interpretation, construction and performance of this Agreement shall be governed by the domestic substantive laws of the State of New Jersey without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

14. VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect, and in the event that any provision hereof shall be determined to be invalid or unenforceable for any reason, such provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

15. COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands, as of the date first above written.

                                        ENVIROGEN, INC.,
                                        a Delaware corporation



                                        By:  /s/ Robert F. Hendrickson
                                             -----------------------------
                                             Name: Robert F. Hendrickson
                                             Title: Chairman of the Board
                                                       of Directors


                                             /s/ Harcharan S. Gill
                                             -----------------------------
                                             Harcharan S. Gill

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                                  APPENDIX I


     "Change in Control" shall mean:

     (A)  The acquisition by any person, entity or "group" required to file a
Schedule 13D or Schedule 14D-1 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, the Company, its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 51% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

     (B) The election or appointment to the Board of Directors, or resignation of or removal from the Board of Directors, of directors by virtue of which the individuals who as of the date hereof constituted the Board of Directors (the "Incumbent Board") no longer constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose appointment, election, or nomination for election by the Company's stockholders, was nominated by or approved by a vote of at least a majority of the Incumbent Board (other than an appointment, election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-1 promulgated under the Exchange
Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

     (C) Approval by the stockholders of the Company of: (i) a reorganization, merger or consolidation by reason of which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 51% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors, or (ii) a liquidation or dissolution of the Company or the sale, transfer, lease or other disposition of all or substantially all of the assets of the Company (whether such assets are held directly or indirectly).

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